Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of the Computer Associates Savings Harvest Plan (the “Plan”), on Form 11-K for the fiscal year ending March 30, 2003 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Sanjay Kumar, Chairman and Chief Executive Officer of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to my knowledge:

(1)  The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Computer Associates International, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Computer Associates International, Inc. and will be retained by Computer Associates International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Sanjay Kumar

Sanjay Kumar
Chairman and Chief Executive Officer
September 25, 2003